UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934

Date of report (Date of earliest event reported):  March 31, 2009

FIRSTGOLD CORP.
(Exact Name of Registrant as Specified in Charter)

Delaware	0-20722	16-1400479
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

3108 Ponte Morino Drive, Suite 210 Cameron Park, CA	95682
(Address of Principal Executive Offices)	(Zip Code)

Registrant’s telephone number, including area code: (530) 677-5974

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 2.04 Triggering Events that Accelerate a Direct Financial Obligation

On August 7, 2008 the Company entered into a Note and Warrant Purchase Agreement (the “Agreement”) which created a long-term debt obligation in the aggregate amount of $12,000,000.

Pursuant to the Agreement commencing on December 15, 2008 and continuing in each month thereafter, the Company is required to make monthly principal reduction payments equal to the greater of: i) 40% of the Company’s free cash flow (as defined in the Agreement) in the preceding calendar month, and ii) $400,000.  As of December 16, 2008, the Company was in default for non-payment of the required principal payments of $400,000 on the Senior Secured Promissory Notes and has not paid any of the principal reduction payments.  As a result of the default, the $12 million principal balance can be called immediately due and payable by the Senior Secured Lenders and the Lenders have commenced charging a default interest rate of 18% per annum.  Additionally, the loans are secured by a first priority interest in all of the Company’s assets including its equipment, its mining rights existing at its Relief Canyon mine as well as any future mining rights the Company may develop in certain other properties.

On March 31, 2009 the Company entered into a Notice of Default and Forbearance Agreement with the two Senior Secured Lenders pursuant to which the Company agreed to allow up to $4,000,000 of principal and accrued interest to be convertible into shares of the Company’s common stock at a conversion rate of $0.145/share. The two Lenders received Amended and Restated Senior Secured Promissory Notes reflecting this new convertible provision. The conversion option will be available during any periods when the Company is not current in its loan payments under the Notes. Pursuant to the Notice of Default and Forbearance Agreement the Senior Secured Lenders agreed to forbear from further default proceedings until April 30, 2009.

Item 8.01  Other Events

In January, 2009 Firstgold commenced applying fluid to its mineral pad and in February, 2009 the resulting solution began flowing through the recently completed processing facility at the Relief Canyon mine site. On March 5, 2009 the first carbon filter was shipped off-site for processing. As a result, Firstgold has now initiated all phases of its mineral processing system.

Item 9.1  Financial Statements and Exhibits

Exhibits

10.27(a)	Amendment to Loan Documents dated March 31, 2009
10.28(a)	Amended and Restated Senior Secured Promissory Notes dated March 31, 2009
99.1	Press Release dated March 31, 2009

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

FIRSTGOLD CORP.

Date: April 1, 2009	By:	/s/ James Kluber
James Kluber, Chief Financial Officer